EXHIBIT 99.1

Cardtronics Announces Second Quarter 2013 Results - Raises Full Year 2013 Adjusted Net Income Per Share Guidance

HOUSTON, July 31, 2013 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest retail ATM owner, today announced its financial and operational results for the quarter ended June 30, 2013.

Key financial statistics in the second quarter of 2013 as compared to the second quarter of 2012 include:

  Total revenues of $208.0 million, up 8% from $192.0 million.
  ATM operating revenues of $203.6 million, up 12% from $181.6 million (9% on an organic growth basis).
  Adjusted Net Income per diluted share of $0.49, up 29% from $0.38.
  Adjusted EBITDA of $53.9 million, up 19% from $45.4 million.
  Free cash flow of $25.1 million, up from $3.7 million.
  Gross margin of 33.8%, up 310 basis points from 30.7%.
  GAAP net income of $15.3 million or $0.33 per diluted share, compared to $9.7 million or $0.21 per diluted share.

"Our second quarter was highlighted by strong adjusted earnings per share growth of 29%, which was fueled by organic revenue growth and margin expansion," commented Steve Rathgaber, chief executive officer. "Our margin expansion is the result of continued cost synergy realization from recent acquisitions, leveraging our organic revenue growth and significant profitability improvement in our United Kingdom operations."

RECENT HIGHLIGHTS

  Acquisition on May 1, 2013 of the assets of Aptus Group, LLC, a Portland, Oregon-based ATM operator of approximately 3,300 primarily merchant-owned ATMs.
  Acquisition on June 3, 2013 of the assets of Merrimak ATM Group, LLC, a Rohnert Park, California-based ATM operator of approximately 4,800 primarily merchant-owned ATMs.
  Expansion of the relationship with Technology Credit Union, an Allpoint Network and LocatorSearch customer, with the addition of the FeeAlert service to its customers.
  Number of bank-branded locations now totals 19,000, up from 16,500 at the end of the second quarter of 2012
  Addition of Discover Financial Services to the Allpoint Network, providing surcharge-free access to millions of Discover cardholders through its expanding direct-banking business.
  Extension of a long-term contract with Travelex to provide exclusive management of all U.S.-based Travelex ATMs, totaling over 430 machines.
  Announcement of an expansion of our bank-branding product mix to include a new Preferred Branding option, with accompanying business relationship expansions with Frost Bank and Texas Dow Employees Credit Union.
  Execution of a new relationship with Ukash for cardless cash access for their customers through approximately 2,500 Bank Machine ATMs in the United Kingdom.

Effects of foreign currency exchange rate movements had an insignificant impact on reported consolidated revenues, Adjusted EBITDA and Adjusted Net Income per diluted share during the quarter.

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this press release for definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share and Free Cash Flow. For additional financial information, including reconciliations to comparable GAAP measures, please refer to the supplemental schedules of selected financial information at the end of this press release.

SECOND QUARTER RESULTS

ATM operating revenues were up 12% from the second quarter of 2012. The increase in ATM operating revenues was driven by higher ATM unit count as a result of organic growth with new and existing merchants. Additionally, the Company's bank branding and network branding revenues increased significantly from the prior year quarter, and accounted for approximately 4% of the 12% ATM operating revenue growth. Approximately 3% of ATM operating revenue growth in the quarter was driven by businesses acquired during the second half of 2012 and in the first half of 2013. Consolidated revenues totaled $208.0 million for the second quarter of 2013, representing an 8% increase from the $192.0 million in consolidated revenues generated during the second quarter of 2012. The year-over-year consolidated revenue growth is attributable to the same factors discussed above but reduced by a decline in our year-over-year ATM product (primarily equipment) sales, which were down approximately $6.1 million from the second quarter of 2012. The year-over-year decline in ATM product sales is attributable to decreased equipment sales associated with updated requirements under the Americans with Disabilities Act (ADA) which became effective in the first quarter of 2012, and caused continued demand for new ATM equipment even after the first quarter 2012 deadline. As the Company's ATM product sales are generally much lower margin revenues than its ATM operating revenues, the $6.1 million revenue decline from the second quarter of 2012 did not have a significant impact on the Company's profitability in the current quarter's results.

Adjusted EBITDA for the second quarter of 2013 totaled $53.9 million, compared to $45.4 million during the second quarter of 2012, and Adjusted Net Income totaled $21.7 million ($0.49 per diluted share) compared to $16.7 million ($0.38 per diluted share) during the second quarter of 2012. The increases in Adjusted EBITDA and Adjusted Net Income per diluted share were driven by the Company's revenue growth and reductions in its operating costs on a per transaction basis. Specific costs excluded from Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP net income for the second quarter of 2013 totaled $15.3 million, compared to $9.7 million during the same quarter in 2012. The increase in GAAP net income from the second quarter of 2012 was primarily due to the same factors impacting Adjusted EBITDA and Adjusted Net Income discussed above.

SIX MONTHS RESULTS

For the six months ended June 30, 2013, consolidated revenues totaled $405.7 million, representing a 6% increase from the $383.1 million in consolidated revenues generated during the same period in 2012. Of the 6% year-over-year increase, 2% was driven by businesses acquired during the second half of 2012 and the first half of 2013, with the remaining increase attributable to a combination of increases in transactions per ATM, unit growth, increased revenues from higher bank branding and network branding revenues, and growth in Allpoint, partly offset by a $14.9 million reduction in ATM product sales and other revenues. ATM operating revenues, which exclude the decrease in ATM product sales and other revenues, were up 10% for the six months ended June 30, 2013.

Adjusted EBITDA totaled $102.5 million for the six months ended June 30, 2013, representing a 14% increase over the $89.9 million in Adjusted EBITDA for the same period in 2012, and Adjusted Net Income totaled $39.7 million ($0.89 per diluted share) for the first six months of 2013, up 16% on a per share basis from $33.5 million ($0.77 per diluted share) during the same period in 2012. The increases in both Adjusted EBITDA and Adjusted Net Income were primarily due to the same factors discussed above for the Company's quarterly results.

GAAP net income for the six months ended June 30, 2013 totaled $24.8 million, compared to $19.5 million during the same period in 2012. The increase in GAAP net income from the six months ended June 30, 2012 was primarily due to the same factors impacting Adjusted EBITDA and Adjusted Net Income discussed above. Also positively impacting GAAP net income but excluded from Adjusted EBITDA and Adjusted Net Income was a $2.3 million reduction to our estimated contingent consideration liability related to a prior acquisition.

UPDATE OF FULL-YEAR 2013 GUIDANCE

The Company is updating the financial guidance it provided in February 2013 regarding its anticipated full-year 2013 results, and now expects the following:

  Revenues of $825.0 million to $840.0 million;
  Overall gross margins of approximately 33.0% to 33.3%;
  Adjusted EBITDA of $206.0 million to $211.0 million;
  Depreciation and accretion expense of approximately $63.0 million to $64.0 million, net of noncontrolling interests;
  Cash interest expense of approximately $19.8 million to $20.3 million, net of noncontrolling interests;
  Adjusted Net Income of $1.79 to $1.84 per diluted share, based on approximately 44.7 million weighted average diluted shares outstanding; and
  Capital expenditures of approximately $70.0 million, net of noncontrolling interests.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this press release. Additionally, this guidance is based on average foreign currency exchange rates for the remainder of the year of $1.50 U.S. to £1.00 U.K., $13.00 Mexican pesos to $1.00 U.S., and $1.00 Canadian dollar to $1.00 U.S.

LIQUIDITY

The Company believes that it continues to maintain a strong liquidity position, with $114.4 million in available borrowing capacity under its $250.0 million revolving credit facility as of June 30, 2013. In addition, the Company's credit facility can be increased up to $325.0 million under certain conditions. The Company's outstanding indebtedness as of June 30, 2013 consisted of $200.0 million in senior subordinated notes due 2018, $133.5 million in borrowings under its revolving credit facility due 2016, and $2.1 million in equipment financing notes associated with its majority-owned Mexico subsidiary.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, and Free Cash Flow are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization expense as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA also excludes acquisition-related costs, certain other non-operating costs, loss on asset disposal, our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures, and an adjustment for noncontrolling interest. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization expense, loss on disposal of assets, stock-based compensation expense and certain other expense (income) and acquisition-related costs, and using an assumed 35% tax rate, with certain adjustments for noncontrolling interests. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by average weighted diluted shares outstanding calculated in accordance with GAAP. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The measure of Free Cash Flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company's long-term debt.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Wednesday, July 31, 2013, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended June 30, 2013. To access the call, please call the conference call operator at:

Dial in: (877) 303-9205
Alternate dial-in: (760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics Second Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at www.cardtronics.com.

A digital replay of the conference call will be available through Wednesday, August 14, 2013, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 17401759 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through August 30, 2013.

ABOUT CARDTRONICS (NASDAQ: CATM)

Making ATM cash access convenient where people shop, work and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics owns/operates approximately 72,200 retail ATMs in U.S. and international locales. Whether Cardtronics is driving foot traffic for America's most relevant retailers, enhancing ATM brand presence for card issuers or expanding card holders' surcharge-free cash access on the local, national or global scene, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this press release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry;
  the Company's ability to respond to recent and future regulatory changes, including potential requirements surrounding Europay, MasterCard and Visa ("EMV") security standards;
  the Company's ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;
  the Company's ability to renew and strengthen its existing customer relationships and add new customers;
  the Company's ability to provide new ATM solutions to retailers and financial institutions;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company's ability to manage concentration risks with key customers, vendors and service providers;
  changes in interest rates and foreign currency rates;
  the Company's ability to successfully implement its corporate strategy;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the additional risks the Company is exposed to in its United Kingdom armored transport business; and
  the Company's ability to retain its key employees.

Additional information regarding known material factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2013 and 2012
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands, except share and per share information)
Revenues:
ATM operating revenues	$ 203,599	$ 181,567	$ 396,959	$ 359,380
ATM product sales and other revenues	4,385	10,453	8,763	23,680
Total revenues	207,984	192,020	405,722	383,060
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization shown separately below)	133,482	123,621	263,042	244,248
Cost of ATM product sales and other revenues	4,228	9,479	8,357	21,260
Total cost of revenues	137,710	133,100	271,399	265,508
Gross profit	70,274	58,920	134,323	117,552
Operating expenses:
Selling, general, and administrative expenses	18,932	16,589	37,921	32,664
Acquisition-related expenses	1,184	390	4,006	1,477
Depreciation and accretion expense	15,881	14,735	32,166	28,485
Amortization expense	6,081	5,412	11,829	10,887
Loss on disposal of assets	157	264	360	812
Total operating expenses	42,235	37,390	86,282	74,325
Income from operations	28,039	21,530	48,041	43,227
Other expense (income):
Interest expense, net	5,059	5,332	10,125	10,697
Amortization of deferred financing costs	231	224	460	444
Other (income) expense	(2,050)	26	(2,471)	(51)
Total other expense	3,240	5,582	8,114	11,090
Income before income taxes	24,799	15,948	39,927	32,137
Income tax expense	10,034	6,369	16,014	12,515
Net income	14,765	9,579	23,913	19,622
Net (loss) income attributable to noncontrolling interests	(562)	(85)	(844)	129
Net income attributable to controlling interests and available to common stockholders	$ 15,327	$ 9,664	$ 24,757	$ 19,493

Net income per common share – basic	$ 0.34	$ 0.22	$ 0.54	$ 0.44
Net income per common share – diluted	$ 0.33	$ 0.21	$ 0.54	$ 0.43

Weighted average shares outstanding – basic	44,394,230	43,268,541	44,321,069	43,163,377
Weighted average shares outstanding – diluted	44,615,021	43,730,200	44,547,851	43,648,954

Condensed Consolidated Balance Sheets
As of June 30, 2013 and December 31, 2012
	June 30, 2013	December 31, 2012
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$ 22,341	$ 13,861
Accounts and notes receivable, net	50,094	45,135
Inventory	5,435	4,389
Restricted cash, short-term	4,247	8,298
Current portion of deferred tax asset, net	14,133	13,086
Prepaid expenses, deferred costs, and other current assets	19,471	30,980
Total current assets	115,721	115,749
Property and equipment, net	222,443	236,238
Intangible assets, net	105,838	102,573
Goodwill	301,512	285,696
Deferred tax asset, net	7,777	26,468
Prepaid expenses, deferred costs, and other assets	2,693	2,168
Total assets	$ 755,984	$ 768,892

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt and notes payable	$ 1,469	$ 1,467
Current portion of other long-term liabilities	27,544	24,386
Accounts payable and other accrued and current liabilities	99,244	102,884
Total current liabilities	128,257	128,737
Long-term liabilities:
Long-term debt	334,124	353,352
Asset retirement obligations	39,466	44,696
Deferred tax liability, net	172	182
Other long-term liabilities	49,312	93,121
Total liabilities	551,331	620,088
Stockholders' equity	204,653	148,804
Total liabilities and stockholders' equity	$ 755,984	$ 768,892

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands)

United States	$ 166,007	$ 157,411	$ 325,000	$ 316,642
United Kingdom	32,628	28,341	62,127	53,532
Other International	11,180	7,682	22,280	15,612
Eliminations	(1,831)	(1,414)	(3,685)	(2,726)
Total revenues	$ 207,984	$ 192,020	$ 405,722	$ 383,060

Breakout of ATM operating revenues:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands)

Surcharge revenues	$ 92,561	$ 87,362	$ 181,301	$ 171,259
Interchange revenues	65,580	58,182	127,369	116,028
Bank branding and surcharge-free network revenues	35,459	28,351	69,578	56,620
Managed services revenues	4,879	4,044	9,338	7,854
Other revenues	5,120	3,628	9,373	7,619
Total ATM operating revenues	$ 203,599	$ 181,567	$ 396,959	$ 359,380

Total cost of revenues by segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands)

United States	$ 105,242	$ 105,877	$ 208,107	$ 213,379
United Kingdom	24,618	22,523	48,038	42,731
Other International	9,672	6,102	18,910	12,111
Eliminations	(1,822)	(1,402)	(3,656)	(2,713)
Total cost of revenues	$ 137,710	$ 133,100	$ 271,399	$ 265,508

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands)

Merchant commissions	$ 65,268	$ 59,987	$ 127,631	$ 117,309
Vault cash rental expense	11,737	12,054	23,674	24,478
Other costs of cash	19,174	16,895	38,055	33,274
Repairs and maintenance	12,925	12,610	25,019	26,113
Communications	4,909	5,230	10,546	10,190
Transaction processing	2,446	2,117	4,534	3,970
Stock-based compensation	205	320	412	523
Other expenses	16,818	14,408	33,171	28,391
Total cost of ATM operating revenues	$ 133,482	$ 123,621	$ 263,042	$ 244,248

Breakout of selling, general, and administrative expenses:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands)

Employee costs	$ 10,398	$ 8,126	$ 19,916	$ 16,618
Stock-based compensation	2,372	3,128	5,332	5,485
Professional fees	1,836	1,894	3,981	3,790
Other	4,326	3,441	8,692	6,771
Total selling, general, and administrative expenses	$ 18,932	$ 16,589	$ 37,921	$ 32,664

Depreciation and accretion expense by segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands)

United States	$ 10,182	$ 9,177	$ 20,224	$ 17,679
United Kingdom	4,510	4,759	9,586	9,224
Other International	1,189	799	2,356	1,582
Total depreciation and accretion expense	$ 15,881	$ 14,735	$ 32,166	$ 28,485

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	June 30, 2013	December 31, 2012
	(In thousands)
8.25% senior subordinated notes	$ 200,000	$ 200,000
Revolving credit facility	133,500	152,000
Equipment financing notes	2,093	2,819
Total long-term debt	$ 335,593	$ 354,819

Share count rollforward:

Total shares outstanding as of December 31, 2012	44,641,224
Shares repurchased	(147,632)
Shares issued – restricted stock grants and conversions and stock options exercised	165,518
Shares vested – restricted stock units	261,503
Shares forfeited – restricted stock awards	(12,500)
Total shares outstanding as of June 30, 2013	44,908,113

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands)

Cash provided by operating activities	$ 38,974	$ 37,180	$ 80,354	$ 55,921
Cash used in investing activities	(30,941)	(33,530)	(59,465)	(55,466)
Cash (used in) provided by financing activities	(11,716)	(2,782)	(12,526)	1,094
Effect of exchange rate changes on cash	(102)	(37)	117	(81)
Net (decrease) increase in cash and cash equivalents	(3,785)	831	8,480	1,468
Cash and cash equivalents at beginning of period	26,126	6,213	13,861	5,576
Cash and cash equivalents at end of period	$ 22,341	$ 7,044	$ 22,341	$ 7,044

Key Operating Metrics – Excluding Acquisitions in All Periods Presented
For the Three and Six Months Ended June 30, 2013 and 2012
(Unaudited)

The following table excludes the effect of acquisitions in the three and six months ended June 30, 2013 for comparative purposes:

EXCLUDING ACQUISITIONS	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Average number of transacting ATMs:
United States: Company-owned	27,709	25,671	27,631	25,283
United Kingdom	4,311	3,927	4,314	3,780
Mexico	2,694	2,834	2,701	2,836
Canada	1,095	631	1,069	580
Subtotal	35,809	33,063	35,715	32,479
United States: Merchant-owned	13,642	15,325	13,814	15,544
Average number of transacting ATMs: ATM operations	49,451	48,388	49,529	48,023

United States: Managed services (1)	6,874	5,959	6,542	5,869
United Kingdom: Managed services	21	21	21	21
Average number of transacting ATMs: Managed services	6,895	5,980	6,563	5,890

Total average number of transacting ATMs	56,346	54,368	56,092	53,913

Total transactions (in thousands):
ATM operations	196,187	170,706	382,735	329,591
Managed services	11,424	10,118	21,419	19,568
Total transactions	207,611	180,824	404,154	349,159

Total cash withdrawal transactions (in thousands):
ATM operations	120,762	108,388	235,064	209,273
Managed services	7,347	6,263	13,689	12,345
Total cash withdrawal transactions	128,109	114,651	248,753	221,618

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	814	747	791	726

ATM operating revenues	$ 1,307	$ 1,223	$ 1,279	$ 1,220
Cost of ATM operating revenues (2)	858	829	850	825
ATM operating gross profit (2) (3)	$ 449	$ 394	$ 429	$ 395

ATM operating gross profit margin (2) (3)	34.4%	32.2%	33.5%	32.4%

(1) Includes 4,415 and 3,431 ATMs for the three months ended June 30, 2013 and 2012, respectively, and 4,074 and 3,423 ATMs for the six months ended June 30, 2013 and 2012, respectively, for which the primary service provided by the Company was EFT transaction processing services.
(2) Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations.
(3) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Including Acquisitions in All Periods Presented
For the Three and Six Months Ended June 30, 2013 and 2012
(Unaudited)

INCLUDING ACQUISITIONS	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Average number of transacting ATMs:
United States: Company-owned	28,024	25,671	27,833	25,283
United Kingdom	4,311	3,927	4,314	3,780
Mexico	2,694	2,834	2,701	2,836
Canada	1,593	631	1,570	580
Subtotal	36,622	33,063	36,418	32,479
United States: Merchant-owned	20,991	15,325	20,607	15,544
Average number of transacting ATMs: ATM operations	57,613	48,388	57,025	48,023

United States: Managed services (1)	9,068	5,959	7,795	5,869
United Kingdom: Managed services	21	21	21	21
Canada: Managed services	318	—	310	—
Average number of transacting ATMs: Managed services	9,407	5,980	8,126	5,890

Total average number of transacting ATMs	67,020	54,368	65,151	53,913

Total transactions (in thousands):
ATM operations	201,429	170,706	391,802	329,591
Managed services	13,377	10,118	23,597	19,568
Total transactions	214,806	180,824	415,399	349,159

Total cash withdrawal transactions (in thousands):
ATM operations	124,870	108,388	242,178	209,273
Managed services	8,922	6,263	15,489	12,345
Total cash withdrawal transactions	133,792	114,651	257,667	221,618

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	722	747	708	726

ATM operating revenues	$ 1,144	$ 1,223	$ 1,129	$ 1,220
Cost of ATM operating revenues (2)	745	829	744	825
ATM operating gross profit (2) (3)	$ 399	$ 394	$ 385	$ 395

ATM operating gross profit margin (2) (3)	34.9%	32.2%	34.1%	32.4%

(1) Includes 6,608 and 3,431 ATMs for the three months ended June 30, 2013 and 2012, respectively, and 5,327 and 3,423 ATMs for the six months ended June 30, 2013 and 2012, respectively, for which the primary service provided by the Company was EFT transaction processing services.
(2) Amounts presented exclude the effect of depreciation, accretion, and amortization expense, which is presented separately in the Company's consolidated statements of operations.
(3) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Ending Machine Count
As of June 30, 2013 and 2012
(Unaudited)

	As of June 30,
Ending number of transacting ATMs:	2013	2012
United States: Company-owned	28,339	26,144
United Kingdom	4,305	4,098
Mexico	2,659	2,782
Canada	1,659	880
Subtotal	36,962	33,904
United States: Merchant-owned	21,617	15,064
Ending number of transacting ATMs: ATM operations	58,579	48,968

United States: Managed services (1)	13,282	5,959
United Kingdom: Managed services	21	21
Canada: Managed services	321	—
Ending number of transacting ATMs: Managed services	13,624	5,980

Total ending number of transacting ATMs	72,203	54,948

(1) Includes 10,882 and 3,481 ATMs as of June 30, 2013 and 2012, respectively, for which the primary service provided by the Company was EFT transaction processing services.

Reconciliation of Net Income Attributable to Controlling Interests to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Three and Six Months Ended June 30, 2013 and 2012
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands, except share and per share amounts)
Net income attributable to controlling interests	$ 15,327	$ 9,664	$ 24,757	$ 19,493
Adjustments:
Interest expense, net	5,059	5,332	10,125	10,697
Amortization of deferred financing costs	231	224	460	444
Income tax expense	10,034	6,369	16,014	12,515
Depreciation and accretion expense	15,881	14,735	32,166	28,485
Amortization expense	6,081	5,412	11,829	10,887
EBITDA	$ 52,613	$ 41,736	$ 95,351	$ 82,521

Add back:
Loss on disposal of assets	157	264	360	812
Other (income) expense (1)	(2,050)	19	(2,471)	(58)
Noncontrolling interests (2)	(536)	(452)	(955)	(862)
Stock-based compensation expense (3)	2,568	3,438	5,725	5,989
Acquisition-related costs (4)	1,184	390	4,006	1,477
Other adjustments to selling, general, and administrative expenses (5)	—	—	446	—
Adjusted EBITDA	$ 53,936	$ 45,395	$ 102,462	$ 89,879
Less:
Interest expense, net (3)	5,031	5,288	10,069	10,598
Depreciation and accretion expense (3)	15,459	14,374	31,328	27,754
Adjusted pre-tax income	33,446	25,733	61,065	51,527
Income tax expense (at 35%) (6)	11,706	9,007	21,373	18,034
Adjusted Net Income	$ 21,740	$ 16,726	$ 39,692	$ 33,493

Adjusted Net Income per share	$ 0.49	$ 0.39	$ 0.90	$ 0.78
Adjusted Net Income per diluted share	$ 0.49	$ 0.38	$ 0.89	$ 0.77

Weighted average shares outstanding - basic	44,394,230	43,268,541	44,321,069	43,163,377
Weighted average shares outstanding - diluted	44,615,021	43,730,200	44,547,851	43,648,954

(1) Other income during the three and six months ended June 30, 2013 include $2.3 million downward adjustment to estimated contingent consideration payable related to one of the Company's prior acquisitions. Other income during the three and six months ended June 30, 2012 exclude unrealized and realized (gains) losses related to derivative instruments not designated as hedging instruments.
(2) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(3) Amounts exclude 49% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest stockholders.
(4) Acquisition-related costs include non-recurring costs incurred for professional and legal fees and certain transition and integration-related costs, related to acquisitions.
(5) Represents non-recurring severance related costs associated with management of the Company's U.K. operation.
(6) 35% represents the Company's estimated long-term, cross-jurisdictional effective cash tax rate.

Reconciliation of Free Cash Flow
For the Three and Six Months Ended June 30, 2013 and 2012
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In thousands)
Cash provided by operating activities	$ 38,974	$ 37,180	$ 80,354	$ 55,921
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions	(13,918)	(33,530)	(29,855)	(55,216)
Free cash flow	$ 25,056	$ 3,650	$ 50,499	$ 705

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2013
(Unaudited)

	Estimated Range Full Year 2013

	(In millions, except per share information)

Net income	$ 49.0	--	$ 51.0
Adjustments:
Interest expense, net	19.9	--	20.4
Amortization of deferred financing costs	0.9	--	0.9
Income tax expense	32.9	--	34.3
Depreciation and accretion expense	64.6	--	65.6
Amortization expense	24.0	--	24.0
EBITDA	$ 191.3	--	$ 196.2

Add back:
Noncontrolling interests	(1.8)	--	(1.7)
Loss on disposal of assets	1.0	--	1.0
Stock-based compensation expense	12.5	--	12.5
Acquisition-related costs	5.0	--	5.0
Other expense, net	(2.5)	--	(2.5)
Other adjustments	0.5	--	0.5
Adjusted EBITDA	$ 206.0	--	$ 211.0
Less:
Interest expense, net (1)	19.8	--	20.3
Depreciation and accretion expense (1)	63.0	--	64.0
Income tax expense (at 35%) (2)	43.1	--	44.3
Adjusted Net Income	$ 80.1	--	$ 82.4

Adjusted Net Income per diluted share	$ 1.79	--	$ 1.84

Weighted average shares outstanding – diluted	44.7	--	44.7

(1) Amounts exclude 49% of the expenses to be incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
(2) 35% represents the Company's estimated long-term, cross-jurisdictional effective cash tax rate.

Contact Information:

Cardtronics — Media	Cardtronics — Investors
Nick Pappathopoulos	Chris Brewster
Director – Public Relations	Chief Financial Officer
832-308-4396	832-308-4128
npappathopoulos@cardtronics.com	cbrewster@cardtronics.com

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